EX-11
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             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

ICY SPLASH FOOD AND BEVERAGE, INC.

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
              (UNAUDITED)

THREE MONTHS ENDED MARCH 31,                            2001             2000
                                                    -----------      -----------

BASIC EARNINGS PER SHARE:

Net loss                                            $   (19,649)     $   (27,199)
                                                    -----------      -----------

Weighted average shares outstanding                   6,600,000        6,600,000
                                                    -----------      -----------

Basic earnings per share
                                                    $      --        $      --
                                                    ===========      ===========
Diluted earnings per share:

Net loss                                            $   (19,649)     $   (27,199)
                                                    -----------      -----------

Weighted average and dilutive shares:
    Weighted average shares outstanding               6,600,000        6,600,000
    Dilutive shares (Antidilutive in 2001 & 2000)          --               --
                                                    -----------      -----------
                                                      6,600,000        7,550,000
                                                    -----------      -----------

Diluted earnings per share                          $      --        $      --
                                                    ===========      ===========

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